UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/PRE-EFFCTIVE AMENDMENT NO. 1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

B-MAVEN, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

5122
(Primary Standard Industrial Classification Code Number)

45-2808620
(I.R.S. Employer Identification Number)

3272 Reynard Way, San Diego, CA 92103; Telephone Number - 619-846-4614
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporate Place, Inc., 601 E. Charleston Street, Suite 100, Las Vegas, NV, 89104 Telephone Number 801-885-0113
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies of communications to:
Gary B. Wolff, P.C. 488 Madison Avenue, Suite 1100 New York, New York 10022 212-644-6446

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   X  .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share [1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee

Common stock, $ .001 par value per share	2,500,000 shares	$ .01	$ 25,000	$ 2.91

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

1 Estimated solely for purposed of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion __, 2011

2,500,000 SHARES

COMMON STOCK

B-MAVEN, INC.

B-Maven, Inc. (“BMI” or the “Company”) is offering for sale a maximum of 2,500,000 shares of its common stock at a fixed price of $.01 per share. There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, direct primary basis, which means our president and chief executive officer, Ms. Anna C. Jones, will attempt to sell the shares. This prospectus will permit our president and chief executive officer to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Ms. Jones will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitations, telephone and personal contact. For more information, see the section of this prospectus entitled "Plan of Distribution."

The proceeds from the sale of the shares in this offering will be payable to Gary B. Wolff, P.C. - Escrow Account. All subscription funds will be held in a noninterest-bearing account pending the completion of the offering. The offering will be completed 180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable. For more information, see the section of this prospectus entitled "Plan of Distribution."

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is an illiquid investment.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 6	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.01	$0.00	$0.01
Total	2,500,000	$25,000	$0.00	$25,000

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___, 2011.

PROSPECTUS SUMMARY

About B-Maven, Inc.

B-Maven, Inc. was incorporated under the laws of the State of Nevada on June 24, 2011, at which time it acquired certain formulas for skin care products from Ms. Anna C. Jones. At September 28, 2011, we had one employee, our founder and president, Anna C. Jones. Ms. Jones will devote at least five hours a week to us for the next eight to 12 months from the date of this prospectus but will devote more time to us as we near initial product launch. Ms. Jones provides her services to another unrelated business upon which she is compensated through a paycheck.

The Company issued 5,000,000 shares of its common stock to Ms. Jones at inception in exchange for organizational costs/services incurred upon incorporation. These services were valued at $5,000. Following our formation, we issued an additional 2,500,000 shares of our common stock to Ms. Jones, in exchange for various formulas that she had developed over the past 12 months which consists of essential oils and other natural products, and numerous samples of current formulas as well as prior formulas which otherwise may be used as testers for focus groups, with additional products and materials, customer lists, before and after photographs, testimonials that will be used in marketing materials along with customer/user information. The cost of the formula development and other materials incurred by Ms. Jones was approximately $2,500 which is the value that we assigned to the purchase by us. The Company believes that the formulas can be used to develop at least eight distinct products.

B-Maven, Inc. is an early stage company (“development stage”) and has no financial resources. We have not established or attempted to establish a source of equity or debt financing. Our auditors included an explanatory paragraph in their report on our financial statements that states that “the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.”

The Company has no current plans to be acquired or to merge with any other company nor does the Company or any of its shareholders have any plans to enter into a change of control or similar transaction.

BMI plans to be engaged in the business of developing, manufacturing, marketing and selling the E-Scentual Skin Care Collection, a skin care line combining science with nature to form what we believe to be an advanced beauty treatment. BMI owns the rights to its intellectual property, E-Scentual, an anti-aging formula that is the main ingredient in the E-Scentual Skin Care Collection.

BMI intends to develop a full spectrum of skin care products designed to naturally improve skin wellness and provide anti-aging properties through its E-Scentual Skin Care Collection. The BMI system will combine science with nature to form an advanced beauty treatment, using a variety of essential oils and other naturally produced ingredients. Utilizing aromatherapy and a variety of specific actives that include our proprietary process, E-Scentual - our botanically-based formulas, are intended to deliver a dramatic improvement in the general health, well-being and increased vitality for great looking skin. We believe that BMI products, when available, will stimulate cell renewal, prevent and reduce the appearance of wrinkle and fine lines, dark circles, spider veins, rosacea, varicose veins and reduce under eye puffiness. Our initial internal observations based on limited product development procedures in the San Diego area have shown these effects. However, we cannot guarantee that our products, once developed will have these qualities or generate such positive results on a widespread basis or otherwise.

We believe that E-Scentual, our intellectual property, is a unique formula made of essential oils and other native ingredients that provide nourishment to the skin. These formula mixtures rapidly penetrate the skin delivering essential nutrients beneath the top layer of skin that the body uses in the natural process of collagen regeneration. Anecdotal stories have described a dramatic decrease in the appearance of fine lines and wrinkles after regular use of essential oils and other ingredients that are used in our formulas.

Our executive offices are located at 3272 Reynard Way, San Diego California, 92103, and our telephone number is 619-846-4614. We may refer to ourselves in this prospectus as “BMI,” the “Company,” "we," or "us.”

The Offering

BMI is offering for sale a maximum of 2,500,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, direct primary basis, which means our president and chief executive officer, Ms. Jones, will attempt to sell the shares. This prospectus will permit our president and chief executive officer to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Ms. Jones will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the "Exchange Act"). The intended methods of communication include, without limitations, telephone and personal contact.

The proceeds from the sale of the shares in this offering will be payable to Gary B. Wolff, P.C. - Escrow Account, BMI’s escrow agent. Gary B. Wolff, P.C., acts as legal counsel for BMI and, therefore, may not be considered an independent third party. All subscription agreements and checks are irrevocable and should be delivered to Gary B. Wolff, P.C. at the address provided on the Subscription Agreement.

All subscription funds will be held in a noninterest-bearing account pending the completion of the offering. The offering will be completed 180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable.

The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 90 days of the close of the offering or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings if any, or net worth.

Shares of common stock offered by us	A maximum of 2,500,000 shares. There is no minimum number of shares that must be sold by us for the offering to close.

Use of proceeds

BMI will apply the proceeds from the offering to pay for professional fees and other general expenses. The total estimated costs of the offering ($75,000) exceeds the maximum amount of offering proceeds ($25,000).

Termination of the offering

The offering will conclude when all 2,500,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. BMI may at its discretion extend the offering for an additional 180 days.

Risk factors

The purchase of our common stock involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

Trading market

None. While a market maker has agreed to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) in order to apply for the inclusion of our common stock in the Over-the-Counter Bulletin Board (“OTCBB”), such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Even if BMI's common stock is quoted or granted listing, a market for the common shares may not develop.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:
As of June 30, 2011

Current assets	$-

Other Assets	$2,500

Current liabilities	$665

Stockholders’ equity	$1,835

Operating:	For the Period June 24, 2011 (inception) to June 30, 2011

Net revenues	$-
Operating expenses	$5,665
Net (loss)	$(5,665)
Net (loss) per common share basic and diluted	$(0.00)
Weighted average number of shares outstanding – basic and diluted	7,500,000

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.

BMI has virtually no financial resources. Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

BMI is an early stage company and has virtually no financial resources. We have negative working capital of $665 and stockholders’ equity of $1,835 at June 30, 2011. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the period ended June 30, 2011 that Company losses from operations raise substantial doubt about its ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

2.

BMI is and will continue to be completely dependent on the services of our founder and president, Anna C. Jones, the loss of whose services may cause our business operations to cease.

BMI’s operations and business strategy are completely dependent upon the knowledge and business connections of Ms. Jones. She is under no contractual obligation to remain employed by us. If she should choose to leave us for any reason or if she becomes ill and is unable to work for an extended period of time before we have hired additional personnel, our operations will likely fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus. We will fail without the services of Ms. Jones or an appropriate replacement(s).

We intend to acquire key-man life insurance on the life of Ms. Jones naming us as the beneficiary when and if we obtain the resources to do so and if she is insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.

3.

BMI will need to engage and retain qualified employees and consultants. No assurance can be given that we will be able to attract these employees or consultants when needed.

The interruption of the services of Anna C. Jones will have a material adverse effect on the Company's future operations, potential profits and development, if suitable replacements are not promptly obtained, and there can be no assurance that such key personnel would accept compensation other than cash for their services in the future. In addition, the Company's success depends, in part, upon its ability to attract and retain other talented personnel. There can be no assurance that the Company will be able to attract and retain such personnel necessary for the development of the business of the Company.

4.

Because we have only recently commenced business operations, we face a high risk of business failure.

We were formed in June 2011. All of our efforts to date have related to developing our business plan and beginning business activities. Through June 30, 2011, we had no operating revenues. We face a high risk of business failure.

5.

  Because we will operate in a highly competitive direct response market and retail environment, we face a high risk of business failure or at the very least a competitive disadvantage.

We are aware of many competitors to our skin care collection, many of which are more established and have significantly more financial resources than we do.  Our success in this industry is largely dependent on our ability to educate the consumer as to why our product is better than our competition and establish the consumer’s need for the products.  Our ability to compete effectively in this industry also depends on our ability to be competitive in pricing, servicing and performance.

6.

Because we will be dependent on advertising and marketing firms, we will be at a competitive disadvantage to companies having greater resources to pay larger fees.

We will require aggressive efforts in placing quality advertisements for our budgeted price that will reach the expected number of consumers.  We do not know if we will be able to obtain optimal advertising placement at our projected budget or will even find advertising placement.

7.

We have had no product sales to date, and we can give no assurance that there will ever be any sales in the future.

All of our proposed skincare products are still being developed, and we have not generated any revenues from product sales. There is no guarantee that we will ever develop commercially viable products. To become profitable, we will have to successfully develop, manufacture, market and sell a number of skincare products. There can be no assurance that our product development efforts will be successfully completed, that we will be able to manufacture our products at an acceptable cost and with acceptable quality, or that our products can be successfully marketed in the future. We currently do not expect to receive revenues from the sale of any of our products until sometime in 2012, if ever.

8.

There is no guarantee that our products will be accepted by consumers.

We have not yet commercially released any of our proposed products. The market acceptance of skincare and cosmetic products varies significantly and cannot be predicted. Factors that may cause a skincare and cosmetic product to be accepted or rejected by consumers include price, quality of ingredients, effectiveness, packaging, availability, advertising, and numerous other intangible factors. Consumer demand for our proposed products also may be affected by word of mouth testimonials, fads, and general consumer trends. Since we have not test marketed our products, we are not certain if any of our products will appeal to our target consumer market. There can be no assurance that any of our products will gain broad acceptance among consumers. Unless we can achieve a sufficient following of consumers who purchase our products, we will not operate profitably and may have to cease our operations. No assurance can be given that any of our products will achieve sufficient consumer acceptance.

9.

Fluctuations in our financial results make quarterly comparisons and financial forecasting difficult.

Any revenues and operating results are likely to vary significantly from quarter to quarter because our industry experiences seasonal fluctuations, which reflect seasonal trends for health and beauty products.

We expect that our results will vary significantly in the future because of a number of reasons, including:

•	Our ability to establish acceptance and usage of our products,
•	Our ability to contract with competent manufactures and appropriate wholesalers and retailers,
•	Costs related to future growth and capital investment,
•	Results of strategic agreements with companies that may supply and produce our products,
•	Our ability to attract, retain and motivate qualified personnel.

We have not started revenue producing activities so we have no direct experience with seasonality. However, we understand that other entities in our industry have experienced seasonal impacts. Many skin products sell better during the summer months because of the impact on skin from the exposure to sun.

Because of these fluctuations and uncertainties, our operating results may fail to meet the expectations of investors. If this happens, any trading price of our common stock would almost certainly be materially adversely affected.

10.

We will be dependent on independent operators and other operators of retail outlets for the ultimate sale of our products.

The success of our planned marketing and distribution program is totally dependent on signing license agreements with owner/operators or distribution agreements with other operators, including those who operate carts in malls. We do not know the likelihood of entering into agreements with retailers or the timing that it will take to do so. There will also be uncertainty about the sales success of retailers, if any, that do agree to sell our products.

11.

Regulatory and legal uncertainties could harm our business.

We believe that our business is not subject to material regulation under the laws of the United States or any of the states in which we plan to sell our products.  Laws and regulations often differ materially between states and within individual states such laws and regulations are subject to amendment and reinterpretation by the agencies charged with their enforcement.  If we become subject to any licensing or regulatory requirements, the failure to comply with any such requirements could lead to a revocation, suspension or loss of licensing status, termination of contracts and legal and administrative enforcement actions.  We cannot be sure that a review of our current and proposed operations will not result in a determination that could materially and adversely affect our business, results of operations and financial condition.  Moreover, regulatory requirements are subject to change from time to time and may in the future become more restrictive, thereby making compliance more difficult or expensive or otherwise affecting or restricting our ability to conduct our business as now conducted or proposed to be conducted.

12.

We will be dependent on programs designed by independent advertising and marketing firms.

BMI will require aggressive efforts in placing quality advertisements that will reach our target audience of potential consumers.  We do not know if we will be able to obtain optimal advertising placement given the likelihood of an extremely limited budget.

The ability to obtain prime advertising slots in various forms of media (online, print, radio, television, etc.) will be reliant upon the expertise and capabilities of the advertising and marketing firms that we may work with, as well as what the available budget is to initiate a marketing campaign.

There are also no assurances that we will obtain sufficient financing or resources to enter into agreements with advertising or marketing firms.

13.

We will be subject to competition from numerous companies, including a number of multi-national companies that have significantly greater financial and other resources.

The skincare and cosmetic products business is highly competitive. We will be competing with hundreds of large and small cosmetics companies, including such companies as L’Oreal S.A., The Procter & Gamble Company, The Estée Lauder Companies Inc. and numerous other multi-national manufacturers. Most of our competitors market products that are well known and trusted by the consumer marketplace. Since virtually all of our competitors have significantly greater financial and other resources than we do, our competitors have the ability to spend more aggressively on advertising and marketing, spend more on product development and testing, and have more flexibility than we do to respond to changing business and economic conditions. Competition in the skincare business is based on pricing of products, the quality of the products, innovation, perceived value, promotional activities, advertising, new product introductions, name recognition, and other factors. It is difficult for us to predict how we will be able to effectively compete with our competitors’ actions in these areas.

14.

We will have to rely on third parties to manufacture our products who may not perform to our standards or timeline.

Our business plan assumes that we will have our future products manufactured by one or more third-party manufacturing companies on a contract basis. No contractual arrangement is currently in place. We will seek to enter into agreements with third-party manufacturers to manufacture both the ingredients and the containers for our products. We will be dependent on the timeliness and effectiveness of their efforts.

Failure or lack of reliability in the manufacture of our products is likely to result in loss of business. Among other risks:

•	Our products may fail to provide the expected results,
•	We may experience limited availability of quality ingredients for manufacturing,
•	We may experience poor quality manufacturing,
•	Our products may have new competition from other companies attempting to duplicate our formulas, and
•	Our customers could experience results different from our test results.

There are also no assurances that we will obtain sufficient financing or resources to enter into agreements with manufacturers.

15.

We have no patent protection and may not be able to protect our proprietary rights.

Our ability to compete successfully will depend, in part, on the quality and uniqueness of our products. Although we intend to have trademark protection for our “E-Scentual” brand, we have no product patent protection for any of our proposed products or any of the ingredients or compounds in our products. We may claim proprietary rights in various unpatented technologies, know-how and trade secrets relating to our products and manufacturing processes, and we intend to protect our proprietary rights in our product formulas and operations through contractual obligations with our consultants and vendors. However, because we do not have patent protection on any of our products or compounds, other companies can attempt to compete with us by imitating our products. We cannot guarantee the adequacy of the protections we intend to take to protect our proprietary rights, or that our competitors will not independently develop or produce products or processes that are substantially equivalent or superior to our products or processes.

While we will attempt to protect our proprietary information as trade secrets through agreements with each of our employees, licensing partners, consultants, agents and other organizations to which we disclose our proprietary information, we cannot give any assurance that these agreements will provide effective protection for our proprietary information in the event of unauthorized use or disclosure of such information.

16.

We may be subject to product liability claims.

The development, manufacture and sale of skincare and cosmetic products expose us to the risk of damages from product liability or other consumer claims. Although each of our proposed products will be subject to industry accepted product tests to reduce the likelihood of any successful product liability claim against us, no assurance is given that we will not be subject to product liability claims in the future. We intend to obtain and maintain product liability insurance for liabilities arising from the use of our products when they enter the marketplace assuming that we have sufficient funds therefore. Additionally, we intend to use manufacturers of our products that maintain appropriate levels of liability insurance. If we are unable to locate or engage manufacturers of our products that maintain or will agree to maintain appropriate levels of liability insurance, we may be at risk for product liability claims. A successful claim in excess of our products liability coverage, if any, could have a materially adverse effect on our business, financial condition and results of operations.

17.

There are significant potential conflicts of interest

Our key personnel are required to commit time to our affairs and, accordingly, these individual(s) (particularly our president) may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, certain key personnel (particularly our president) may become aware of business opportunities which may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, we have entered into a written agreement with Ms. Jones specifying that any business opportunities that she may become aware of independently or directly through her association with us (as opposed to disclosure to her of such business opportunities by management or consultants associated with other entities) would be presented by her solely to us. A copy of this agreement is filed as Exhibit 10.2 to our Registration Statement, of which this prospectus is a part.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

18.

Because we have nominal assets and no revenue, we are considered a "shell company" and will be subject to more stringent reporting requirements.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. Our balance sheet reflects that we have no cash or any other tangible asset and, therefore, we are defined as a shell company. The new rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans. However, the new rules do not prevent us from registering securities pursuant to S-1 registration statements. Additionally, the new rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company. If an acquisition is undertaken (of which we have no current intention of doing), we must file a current report on Form 8-K containing the information required pursuant to Regulation S-K within four business days following completion of the transaction together with financial information of the acquired entity. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company. The SEC adopted a new Rule 144 effective February 15, 2008, which makes resales of restricted securities by shareholders of a shell company more difficult.

19.

We intend to become subject to the periodic reporting requirements of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. We currently estimate the annual maintenance and compliance costs of the periodic reporting requirements to be in the range of up to $50,000 per annum. The incurrence of such costs will obviously be an expense to our operations and thus will have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent the occurrence of fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

20.

Our internal controls may be inadequate as we grow, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•

pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

•

provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

We will rely on the use of outside professionals to assist us in maintaining our internal controls. With growth or unmanageable increases in our business plan objectives, our internal controls may become inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision with regards to an investment in our common stock.

21.

The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of maintaining the public company requirements could be significant and may preclude us from seeking financing or equity investment on acceptable terms. We estimate these costs will range up to $50,000 per year and may be higher if our business volume and activity ever increases. Our estimate of costs do not include the necessary compliance, documentation and reporting requirements for Section 404 of the Sarbanes-Oxley Act of 2002 as we will not be subject to the full reporting requirements of Section 404 until we exceed $75 million in market capitalization.  If our revenues are insufficient or non-existent, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs in the normal course of business which would result in our being unable to continue as a going concern.

22.

Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our president.

We have only one director who also serves as the Company’s President. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a vote of board members is decided in favor of the chairman, which gives her significant control over all corporate issues.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to Our Common Stock

23.

We may not be able to raise sufficient financing or resources to develop, manufacture and market our products.

We may not be able to raise sufficient financing or resources to develop, manufacture and market our products. We currently have no commitments for any funds. If we are unable to raise sufficient financing or resources to develop, manufacture and market our products, our business will fail and investors will lose their entire investment.

24.

The Company is selling the shares offered in this prospectus without an underwriter and may not be able to sell all or any of the shares offered herein.

The common shares are being offered on our behalf by Ms. Jones, our president, on a direct primary basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the Company, through its president, is capable of selling all, or any, of the common shares offered hereby. The sale of just a small number of shares increases the likelihood of no market ever developing for our shares.

25.

Since there is no minimum for our offering, if only a few persons purchase shares they will lose their money without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. Without a public market for our shares, the limited number of shares that we may be able to sell will be  highly illiquid or unable to be sold to any other potential investor(s). In such an event, it is highly likely that the entire investment of shareowners would be lost.

26.

The offering price of our common stock has been determined arbitrarily.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment.

27.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (100,000,000) shares but unissued (90,000,000) shares assuming the sale of 2,500,000 shares in this offering. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material.

28.

The proposed aggregate proceeds of the offering are less than the estimated cost of the offering, so the Company will receive no economic benefits from the completion of the offering.

The proposed maximum aggregate proceeds of the offering ($25,000) are substantially less than the proposed costs to complete the offering ($75,000). We will, therefore, receive no financial benefit from the completion of the offering and will have to pay for some of the costs of the offering from the proceeds of operations or from other sources such as loans from officer(s) or from related and unrelated parties.

29.

The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our Company.

Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our Company.

30.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation at Article XI provide for indemnification as follows: "No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer: (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification."

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

31.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether

(i)

any market for our shares will develop;

(ii)

the prices at which our common stock will trade; or

(iii)

the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of BMI and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions. See “Plan of Distribution” and Risk Factor #32 below.

32.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

33.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

34.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

35.

Our board of directors (consisting of one person, our President) has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

36.

The ability of our president to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this offering, our president will beneficially own an aggregate of approximately 75% of our outstanding common stock assuming the sale of all shares being registered. Because of her beneficial stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because our president may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

37.

All of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (7,500,000 shares) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six (6) months if purchased from a reporting issuer or twelve (12) months (as is the case herein) if purchased from a non-reporting company, may, under certain conditions, sell all or any of her shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

All 7,500,000 issued and outstanding shares of our common stock are owned by our president which consists of 5,000,000 shares issued for organizational expenses and 2,500,000 shares issued for product formulas and may be sold commencing one year from the date the Company is no longer a “shell” company. See “Market for Securities.”

38.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

39.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors (currently one person) are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

40.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited.

USE OF PROCEEDS

BMI will apply the proceeds from the offering to pay for accounting fees, legal and professional fees associated with the offering. The total estimated costs of the offering ($75,000) exceed the maximum amount of offering proceeds ($25,000). The costs of the offering, which principally relate to professional costs, are estimated to consist of:

SEC Registration fee	$2.91
NASD filing fee	100.00
Accounting fees and expenses	5,000.00
Transfer agent fees	2,500.00
Blue Sky fees and expenses	5,000.00
Miscellaneous expenses	2,397.09
Legal fees and expenses	60,000.00

Total	$75,000.00

As funds are obtained from the sale of shares, offering costs will be paid in the sequence listed in the table regardless of the amount of dollars collected. If all registered shares are sold, all costs will be paid other than legal fees amounting to $50,000 (i.e. Only $10,000 of legal fees may be paid if the maximum offering proceeds are collected).

BMI will pay all costs relating to this offering. This amount in excess of the offering proceeds ($50,000) will be paid as and when necessary and required or otherwise accrued on the books and records of BMI until we are able to pay the full amount due either from revenues or loans from related or unrelated parties. Absent sufficient revenues to pay these amounts within six months from the date of this prospectus, we will seek financial assistance either from our shareholders or a third party business associate of our president who may agree to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment. If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when BMI has the financial resources to do so. No formal written arrangement exists with respect anyone’s commitment to loan funds for this purpose and, accordingly, there exists only an agreement between BMI the corporate entity, our President and our counsel (filed as Exhibit 10.1) which is binding upon all parties.

Our plans will not change regardless of whether the maximum proceeds are raised, except to the extent indicated in MD&A “Liquidity” section, first paragraph.

THE OFFERING

BMI will spend substantially more in costs on this offering than it will receive in proceeds. It will also incur ongoing continuous costs to meet the reporting requirements of a public company. These costs will exceed our current or anticipated revenues. However, BMI believes that the risks are worth taking because BMI believes, based on its own observations which are not based on any formal studies, that potential vendors, consultants and manufacturers will have a higher regard for a public company than a small, privately-held startup company. In addition, being a public company may increase our future opportunities to raise funds or to pay vendors by issuing restricted common stock rather than cash.

BMI is offering for sale a maximum of 2,500,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for the offering to close, and we will retain and use the proceeds from the sale of any of the offered shares that are sold to pay a portion of the costs of the offering. The offering is being conducted on a self-underwritten, direct primary basis, which means our president and chief executive officer, Ms. Jones, will attempt to sell the shares. This prospectus will permit our president and chief executive officer to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Ms. Jones will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitations, telephone and personal contact.

In connection with BMI’s selling efforts in the offering, Ms. Jones will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Jones is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Jones will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Jones is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Jones will continue to primarily perform duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Jones will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The proceeds from the sale of the shares in this offering will be payable to Gary B. Wolff, P.C. - Escrow Account, BMI’s escrow agent. Gary B. Wolff, P.C., acts as legal counsel for BMI and, therefore, may not be considered an independent third party. All subscription agreements and checks are irrevocable and should be delivered to Gary B. Wolff, P.C. at the address provided on the Subscription Agreement. As escrow agent Gary B. Wolff, P.C. will hold all funds until the maximum proceeds are received or management of the Company determines that the Offering is complete and will accept receipt of subscription agreements and monies less than the maximum amount of the offering.

BMI will receive all proceeds from the sale of up to 2,500,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering.

All subscription funds will be held in a noninterest-bearing Account pending the completion of the offering. The offering will be completed 180 days from the effective date of this prospectus (or such earlier date when all 2,500,000 shares are sold), unless extended by our board of directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable.

The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 90 days of the close of the offering or as soon thereafter as practicable.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

The offering may terminate on the earlier of:

i.	the date when the sale of all 2,500,000 shares is completed, or

ii.	180 days from the effective date of this document or any extension thereto.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only, and currently no market for our common stock exists. While a market maker has agreed to file a Rule 211 application with FINRA in order to apply for the inclusion of our common stock in the OTCBB, such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Please refer to the sections of this prospectus entitled "Risk Factors" and "Dilution" before making an investment in this stock.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this Offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this Offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock and because the proceeds of the offering are substantially less than our estimated costs. Assuming all of the shares of common stock offered herein are sold, the purchasers in this Offering will lose the entire value of their shares purchased in that each purchased share will have a negative net book value of ($0.0049). The net book value of existing shareholders’ shares will also decrease from $0.0003 to ($0.0049) because estimated costs will exceed the proceeds received from this Offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

Assuming the sale of:

	625,000 shares (25% of the maximum offering)	1,250,000 shares (50% of the maximum offering)	1,875,000 shares (75% of the maximum offering)	2,500,000 shares (maximum offering)

Offering Price Per Share	$ 0.01	$ 0.01	$ 0.01	$ 0.01

Book Value Per Share Before the Offering	$0.00024	$0.00024	$0.00024	$0.00024

Book Value Per Share After the Offering	$(0.00824)	$(0.00693)	$(0.0058)	$(0.00482)

Net Decrease to Original Shareholders	$(0.00848)	$(0.00717)	$(0.00604)	$(0.00506)

Decrease in Investment to New Shareholders	$(0.01824)	$(0.01693)	$(0.0158)	$(0.01482)

Dilution to New Shareholders (%)	100%	100%	100%	100%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per Share paid by our existing stockholders and by new investors in this offering:

	Price Per Share	Number of Shares Held	Percentage of Ownership	Consideration Paid
2,500,000 shares sold
Existing shareholders	$0.001	7,500,000	75%	$7,500
Investors in this offering	$0.01	2,500,000	25%	$25,000

1,875,000 shares sold
Existing shareholders	$0.001	7,500,000	80%	$7,500
Investors in this offering	$0.01	1,875,000	20%	$18,750

1,250,000 shares sold
Existing shareholders	$0.001	7,500,000	86%	$7,500
Investors in this offering	$0.01	1,250,000	14%	$12,500

625,000 shares sold
Existing shareholders	$0.001	7,500,000	92%	$7,500
Investors in this offering	$0.01	625,000	8%	$6,250

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. A market maker has agreed to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

There is no BMI common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. Also, all current shares of our outstanding common stock are held by Ms. Jones, our president (7,500,000 shares). In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we have been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

•

1% of the total number of our common shares then outstanding; or

•

The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order). This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

1)

the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2)

the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3)

the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

4)

at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by our sole stockholder may not be resold in reliance on Rule 144 until: (1) we file a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the Form 8-K with the SEC reflecting our status as an entity that is not a shell company.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

•

If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

•

If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

However, no assurance can be given as to:

•

the likelihood of a market for our common shares developing,

•

the liquidity of any such market,

•

the ability of the shareholders to sell the shares, or

•

the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•

our future operating results;

•

our business prospects;

•

any contractual arrangements and relationships with third parties;

•

the dependence of our future success on the general economy;

•

any possible financings; and

•

the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

We were incorporated on June 24, 2011 and acquired our product formulas and sample products on June 27, 2011. All of the activity through June 30, 2011 involved incorporation efforts, planning and acquiring the formulas, as well as preparation for this Offering.

We are a development stage company and have extremely limited financial resources. We have not established a source of equity or debt financing. Our independent registered public accounting firm has included an explanatory paragraph in their report emphasizing the uncertainty of our ability to remain a going concern.

BMI plans to be engaged in the business of developing, manufacturing, marketing and selling the E-Scentual Skin Care Collection, a skin care line combining science with nature to form an effective beauty treatment. BMI owns the rights to its intellectual property, E-Scentual, what we believe to be an anti-aging formula that is the main ingredient in the E-Scentual Skin Care Collection.

BMI intends to develop a full spectrum of skin care products designed to naturally improve skin wellness and provide anti-aging properties through our E-Scentual Skin Care Collection. The BMI system will combine science with nature to form an advanced beauty treatment, using a variety of essential oils and other naturally produced ingredients. Utilizing aromatherapy and a variety of specific actives that include our proprietary process, E-Scentual - our botanically-based formulas, are intended deliver a dramatic improvement in the general health, well-being and increased vitality for great looking skin. We believe that BMI products, when available, will stimulate cell renewal, prevent and reduce the appearance of wrinkle and fine lines, dark circles, spider veins, rosacea, varicose veins and reduce under eye puffiness.

We believe that E-Scentual, our intellectual property, is a unique formula made of essential oils and other native ingredients that provide nourishment to the skin. These formula mixtures rapidly penetrate the skin delivering essential nutrients beneath the top layer of skin that the body uses in the natural process of collagen regeneration. Anecdotal stories have described a dramatic decrease in the appearance of fine lines and wrinkles after regular use of essential oils and other ingredients that are used in our formulas.

Our plan to continue as a going concern is to reach the point where we begin generating sufficient revenue from our skincare products to meet our obligations on a timely basis. In the early stages of our operations, we will keep costs to a minimum, and we intend to introduce products gradually beginning in 2012, however there can be no assurance that we will be successful in achieving or adhering to this schedule. The cost to develop the various products could be in excess of $100,000. We will also need at least an additional $50,000 to $100,000 to purchase initial inventories of raw materials and introduce marketing and advertising programs.

We currently have no sources of financing and no commitments for financing. There are also no assurances that we will obtain sufficient financing or resources to enter into agreements with manufacturers or marketing firms. While we develop our products and complete our offering, we will begin our efforts to seek alternate potential methods of financing, which may include loans from related and non-related parties or, if possible and practicable, a secondary offering of our common stock if and when achieving a public market for our common stock.  However, we cannot provide any assurances that we will be successful in our efforts. If successful, we cannot estimate what the timing or likely terms of the funding will be.

Other

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except for legal fees which will be due and payable subsequent to completion of our offering which is further described in “Liquidity” below and/or elsewhere in this prospectus. We will not incur any other obligations that need to be satisfied with cash payments in the short-term unless we have a funding source to pay the obligation when due. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own observations. However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity. Additionally, issuance of restricted shares would necessarily dilute the percentage of ownership interest of our stockholders.

Liquidity

BMI will pay all costs relating to this offering estimated at $75,000. The amounts will be paid as and when necessary or otherwise accrued on the books and records of BMI until we are able to pay the amounts in full either from revenues or loans that may be obtained from related or unrelated parties. Absent sufficient revenues to pay these amounts (primarily our estimated legal fees of $60,000) within six months from the date of this prospectus, we will seek financial assistance either from our shareholders or a third party who may agree to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our legal counsel insists upon payment. There can be no assurance that we will be able to obtain a noninterest-bearing unsecured corporate note or any other type of financing to settle these obligations when they become due. A failure by the Company to satisfy these obligations may in fact require the Company and management to negotiate financing or investment in the Company that may be further dilutive to the shareholders or investors. See Exhibit 10.1.

Since acquiring the product formulas and sample products, most of our resources and work have been devoted to planning our business, implementing systems and controls, and completing our registration statement. When those procedures are done, which we believe will occur over the next four months, we will begin work to update and improve on our product formulas. We will then need to commence marketing to have initial sales of our products. We believe that the work needed to complete our product development, stock inventory, and initiate our marketing plans, including the development of a full ecommerce website, will range from $100,000 to $200,000 if outside contractors and experts are used. While we believe we can secure funding to outsource these procedures, of which there are no assurances whatsoever, we believe that we can commence the launch of our product line to the public beginning in 2012, while there is no assurance that this time frame will be met, or that we will ever be able to commence the launch of our product line even if funding is obtained. If we have to use our internal resources only, the process will take much longer and our launch may be limited to a much smaller target market and produce less sales than anticipated. If we are unable to raise any funds, the cash costs would have to be provided by our president to the extent that she is capable and willing to provide such funds. We do not currently have any oral or written agreements to raise any funds in place and cannot provide any assurances that we will obtain any funds. Our goal would be to have sufficient inventory and our distribution channels up and running within one year, but there is no way of estimating what the likelihood of achieving that goal would be.

Private capital, if sought, will be sought from former business associates of our founder or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares of our common stock to compensate employees/consultants and independent contractors wherever possible. We cannot predict the likelihood or source of raising capital or funds that may be needed to complete our planned business operations from the product formulas that we have acquired.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses including annual reports and proxy statements, if required. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 until we exceed $75 million in market capitalization. These obligations will reduce our ability and resources to expand our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations (i.e. issuance of restricted shares of our common stock) and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts. We will reduce the compensation levels paid to management if there is insufficient cash generated from operations to satisfy these costs.

There are no current plans to seek private investment. We do not have any current plans to raise funds through the sale of securities except as set forth herein. We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons and/or firms providing services to us, although there can be no assurances that we will be successful in any of those efforts. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own beliefs. Issuing shares of our common stock to such persons instead of paying cash to them may increase our chances to establish and expand our business. Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals. However, these actions, if successful, will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of BMI because the shares may be issued to parties or entities committed to supporting existing management. BMI may offer shares of its common stock to settle a portion of the professional fees incurred in connection with its registration statement. No negotiations have taken place with any professional and no assurances can be made as to the likelihood that any professional will accept shares in settlement of obligations due them.

As of June 30, 2011, we owed $665 in connection with organizational costs incurred. We have not entered into any formal agreements, written or oral, with any vendors or other providers for payment of services or expenses. There are no other significant liabilities at June 30, 2011.

Recently Issued Accounting Pronouncements

In April 2010, new accounting guidance was issued for the milestone method of revenue recognition. Under the new guidance, an entity can recognize revenue from consideration that is contingent upon achievement of a milestone in the period in which the milestone is achieved only if the milestone meets all criteria to be considered substantive. This guidance is effective prospectively for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The Company adopted the provisions of this guidance which does not have a material impact on its financial statements.

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09, Amendments to Certain Recognition and Disclosure Requirements (“ASU 2010-09”), which is included in the FASB Accounting Standards Codification (the “ASC”) Topic 855 Subsequent Events.  ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued.  ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.” This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs). This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and require disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs. The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the roll-forward activity of Level 3 fair value measurements. Those disclosure requirements are effective for fiscal years ending after December 31, 2010. The Company does not believe the adoption of this guidance will have a material impact to its financial statements. Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants or the SEC have a material impact on the Company’s present or future financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC.  ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place.  The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not started revenue producing activities so we have no direct experience with seasonality. However, we understand that other entities in our industry have experienced seasonal impacts. Many skin products sell better during the summer months because of the impact on skin from the exposure to sun.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS

BMI was incorporated under the laws of the State of Nevada on June 24, 2011, at which time it acquired the product formulas and sample products from our president. The Company believes that the formulas can be used to develop at least eight distinct products. At September 28, 2011, we had one employee, our founder and president, Ms. Jones. For the next eight to 12 months from the date of this prospectus, Ms. Jones will devote at least five hours a week to us but may increase that number of hours as necessary. Ms. Jones will devote more time to us as we near product launch.

The Company issued 5,000,000 shares of its common stock to Ms. Jones at inception in exchange for organizational expenses incurred upon incorporation. Following our formation, we issued an additional 2,500,000 shares of our common stock to Ms. Jones, in exchange for various product formulas. ( See “Certain Relationships and Related Transactions”, and Note 1 to the Company’s financial statements.) These product formulas contain specific quantity measurements, and production instructions for a wide variety of ingredients that will be used in the development of up to eight initial products. The formulas are specific to ‘butters’ (semi-solid), lotions, creams and toners which are the base for our intended products. The formulas provide for an exacting mix of ingredients, temperature, insertion or placement of ingredients with other ingredients to provide the necessary product results.

BMI is a development stage company and has no financial resources. We have not established or attempted to establish a source of equity or debt financing.  Our independent registered public accounting firm has included an explanatory paragraph in their report emphasizing the uncertainty of our ability to remain a going concern.

As of June 30, 2011, we had no assets, except for intangible assets relating to product formulas valued at $2,500. In order to fund the development of our new skincare business and our working capital needs for the next 12 months, we intend to attempt to secure funding from the sale of common stock or from stockholder or other loans.

We are currently working to develop an initial line of men’s and women’s skincare and cosmetic products. Our chief executive officer, Ms. Jones, has limited professional and industry experience in developing skincare products, and it is our goal to re-formulate some of these acquired formulas and to develop new products with the help of independent contractors. After our initial products have been developed, we will arrange for these products to be manufactured for us by third-party commercial cosmetics manufacturers. We do not intend to establish our own manufacturing capabilities. We will identify, through our executive officer or other professionals in the skincare business, manufacturers that may be willing to engage in the manufacture and packaging of new skincare products through a sole-source manufacturing agreement or on a contract manufacturing basis based on our limited quantities. We will begin seeking the assistance of designers to develop the packaging for our initial products. We currently anticipate that our first line of skincare products, which is expected to consist of up to eight separate products, will be available for commercial sale during 2012 although no assurances can be given that we will achieve or come close to achieving that goal.

Commercial sale of our products will be dependent upon us achieving additional financing as well as completing the development, formulation and production of our various products. These products will consist initially of a men’s line and women’s line of facial ‘butter,’ facial cream, lotion, and toner specific to the gender, with a hint of scent and colors that are indicative of the intended line. We have initially identified several local skincare product distributors, and one international skincare distributor, that may be willing to offer our skincare to their clientele when products are available, although no commitments have been made as of the date of this prospectus.

While we have just started our business operations, discussions have been limited to advice and direction from other industry veterans. Any discussions that we may have cannot be formulated into a firm or even an oral agreement for services until we have completed our offering and pursued other financing sources or alternatives. Our intent is to further our discussions with these independent contractors, manufacturers, and distributors or other professionals, beyond just the casual stage of information sharing.

In order to be able to implement the foregoing plan of operations, we anticipate that we will need to secure minimal financing of between $50,000 and $100,000 before the end of first quarter of 2012. If we are not successful in raising the initial financing, we will not be able to proceed with our business plan. Our plan of operations requires us to complete our offering and establish sources of financing in order to be able to fulfill our capital needs to develop, produce and furnish products for the commercial markets and ultimately generate sales. Upon successful completion of our offering, we will pursue along with development of our product line, obtaining a source of financing as well as establishing a public market for our common stock, which may then allow us to seek access to financing from sources that would not be available to us as a private company. This may then allow us to negotiate with strength in pursuing financing or strategic agreements with vendors, manufacturers, and financial institutions. We cannot predict the likelihood or timing of success in this area.

The Company has no current plans to be acquired or to merge with another business entity nor does the Company or any of its shareholders have any plans to enter into a change of control or similar transaction.

Proposed Business

Our goal is to develop a skincare/cosmetics business based on a series of an all-natural essential oils-based branded skincare products marketed under the “E-Scentual” and “B-Maven” brand names. Our goal is to develop, manufacture and market a line of quality skincare products that are sold as prestige products principally through limited distribution channels to complement the images associated with the “E-Scentual” and “B-Maven” brands. Our business plan contemplates the sale of the E-Scentual products primarily through upscale department stores, specialty retailers, prestige hotels, salons and spas. In addition, our goal is to have our products available for sale through a website that we will create, in stores on cruise ships, high-end luxury hotels and resorts, in-flight and duty-free shops, as well as through foreign branded retail operations.

We will use independent marketing professionals to gain introductions to our targeted markets. Our target market will consist of men and women who are seeking an all-natural product with soothing effects upon their complexion and age-related signs.

We have not yet entered into contracts with nor approached any industry or marketing consultants or independent contractors. We currently have no sources of financing and no commitments for financing. There are also no assurances that we will obtain sufficient financing or resources to enter into agreements with independent contractors, manufacturers, distributors or marketing firms.

Proposed Products

We plan to develop a new line of skin care products. Management has contacted an independent cosmetics formulator for the purpose of assisting in the development of these formulations with a proprietary bio complex blend of ten different raw materials, which we intend to be the foundation of all of the products that we develop. These materials contain anti-oxidant properties that are believed by many to help fight free radical damage caused by sunlight, stress and other environmental factors. Other ingredients that we expect will be used in these formulas will be selected for their efficacy in helping to correct existing skin damage and age-related signs (such as wrinkles, reduced skin firmness and poor elasticity). Our goal is to develop a line of crèmes that use natural, renewable ingredients that are desired by consumers and incorporated into skin care products using the latest technology, to distinguish our products from those brands that rely on petrochemical and/or undesirable synthetic ingredients.

Our discussions with the proposed independent cosmetics formulator have been limited and we currently do not have a formal agreement with them. If an agreement is reached in the future, we believe that it will provide for their services on a consulting basis. The proposed independent formulator has been provided samples of our product formulas, as well as has worked with our founder, chief executive officer and president in a limited workspace environment in developing these product samples upon with which to work with. The product samples, formulas and any further product samples or derivations of such are the property of the Company and is considered proprietary intellectual property. Part of this intellectual property that is unique to the formulas is the exact ingredient amounts, and the specific method of mixing or producing of the products. The consistency and quality control of the products is essential to a successful product for the skin care market. We cannot predict the likelihood of entering into an acceptable contractual arrangement with any independent formulator.

We have provided our proposed independent formulator with the product profile for each of these products which involve a desired list of ingredients along with product features and benefits. The formulator, along with our founder, has developed several samples based on these product specifications, and we are currently evaluating and making adjustments to the formulations. In addition to developing a product that incorporates natural ingredients believed to contain anti-aging properties, our goal is to have our products provide consumers with a pleasurable sensory experience, most particularly smell and touch.

Based on information provided to us by the formulator, we hope to have completed the formulation and development process for our initial products by the end of the first quarter of 2012, so that we can commence testing of the products before manufacturing. Our testing will be conducted by a company we intend to engage to manufacture our products. We intend to test all of the products for stability and compliance with the Cosmetic Toiletry Fragrance Association ("CFTA") standards, a self-regulatory organization for the cosmetic industry. This will include various types of tests, including product safety, preservative efficacy, package stability, and assay testing for all products, including over the counter ingredients. Testing stability involves a three month period where analysts are looking for changes in viscosity (thickness), appearance and odor at various temperatures to help determine shelf life, expiry dates, and other things. Although it is our intent to engage a manufacturer to provide all of these services, we may not be able to contract or hire a manufacturer to provide these services, or at a cost that is available to us. If we are unable to hire or contract a manufacturer, then we will pursue the necessary testing on a per-piece basis with a specialist in the field, and produce products on a small scale that will not necessarily fulfill our needs for commercial sales, but will provide us with product that may be available for sale through alternative channels such as Internet commerce, direct sales, smaller retail events specific to the industry and possibly retail placement of the products on a limited basis.

As the products are expected to be sold over the counter, we do not anticipate needing or obtaining any Federal Food and Drug Administration or other regulatory approvals, and we do not plan on doing any clinical testing of any kind. Any products containing sun protection factor (SPF) or any other non-over the counter ingredients, however, will need to meet FDA testing regulations and the global standards for sales in countries other than the United States. We do not anticipate having any products that contain SPF in our initial skincare line.

Our goal is to eventually offer a broad range of skin care products that address various skin care needs for women and men. Our planned products include moisturizers, creams, lotions, cleansers, and other cosmetic products, a number of which will be developed for use on particular areas of the body, such as the face or the hands or around the eyes. Initially, the products that our formulator is currently creating based on our criteria are, however, limited to the following series of skin crème products for women and men:

Women’s line:

•

E-Scentual – face cream

•

E-Scentual – antioxidant anti-aging

•

E-Scentual – purifying cleanser

•

E-Scentual – exfoliating cleanser

Men’s line:

•

E-Scentual – face cream

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E-Scentual – exfoliating cleanser

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E-Scentual – purifying cleanser

Proposed Manufacturing

We do not intend to manufacture our products in our own facilities. Rather, we intend to outsource the manufacture of our products to one or more independent cosmetics manufacturers that also manufacture cosmetics for a number of other cosmetics lines. The manufacturer will be expected to test our initial product formulations during a four to six week period. During this testing, we expect to be making further adjustments to our formulations, requiring that new batches of each product be produced following each change. While we believe that we may be able to contract or engage a manufacturer to perform these functions, we may not be able to do so. As discussed above (in Proposed Products), we will modify our plan of operations in a manner consistent with our financial situation.

Once the formula is fixed for each product, the manufacturer will create a commercial batch of each product, bottle and package the products for us. We are also in the process of choosing all the peripheral items involved in the manufacturing and marketing process, including the:

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shape and size of the product containers;

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types of caps;

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packaging;

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logo and label designs; and

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unit cartons.

We currently have no arrangements with any manufacturer.

Marketing and Distribution

Currently, we have no distribution agreements in place for the sale and distribution of our proposed products. We intend to seek an exclusive arrangement, at least initially, with high-end retailers in the U.S. for the initial sale of our products. We also intend to pursue exclusive relationships as a product amenity provider for luxury hotels, resorts and airlines, as well as international distribution. These efforts will be undertaken with the assistance of marketing professionals. We currently have no arrangements with any marketing professional.

We anticipate that we will have completed our initial manufacturing of the products during the first half of 2012, provided that we obtain financing. There are no assurances that we will be successful in obtaining financing or in completing the development of our products within this timeframe or otherwise.

Competition

The skincare and cosmetic products business is highly competitive. We will be competing with hundreds of large and small cosmetics companies, including such companies as L’Oreal S.A., The Procter & Gamble Company, The Estée Lauder Companies Inc. and numerous other multi-national manufacturers. Most of our competitors market products that are well known and trusted by the consumer marketplace. Since virtually all of our competitors have significantly greater financial and other resources than we do, our competitors have the ability to spend more aggressively on advertising and marketing, spend more on product development and testing, and have more flexibility than we do to respond to changing business and economic conditions. Competition in the skincare business is based on pricing of products, the quality of the products, innovation, perceived value, promotional activities, advertising, new product introductions, name recognition, and other factors. It is difficult for us to predict how we will be able to effectively compete with our competitors’ actions in these areas.

We believe that, through the efforts of independent marketing and advertising professionals, we will prepare marketing materials and other consumer-directed materials that will help inform the consumers as to the potential benefits of our products, when fully developed. We have produced samples of our various intended products for more than 12 months, which includes time prior to our founding, and have received positive results from a significant percentage of “potential” consumers of our products. These results and responses have been elicited from the sample users in a non-scientific manner and include before and after pictures of the users facial complexion which includes strong age-related signs from both age and sun damage due to the Southern California weather. These results although anecdotal have provided our founder with the incentive to improve upon the initial product formulas and to pursue the retail market of these products for the mass consumer. With the spread of the results by the “potential” consumers to their friends and family, the need for the product has begun to generate through what is considered anecdotal marketing. Even without a retail product available, our founder has received repeated requests to produce products for consumption.

We will compete using our contacts to develop opportunities to meet potential distributors that we will be able to take advantage of as quickly as our limited resources will permit. These opportunities will come from contacts and referrals that we make through our independent consultants and our president. The ability to take advantage of these opportunities will depend upon our ability to secure sufficient funding for our product development and manufacturing and marketing and advertising professionals. However, we cannot predict the likelihood or timing for our success. No assurances can be given that our competitive strategy will have any success.

Intellectual Property

We have no patents or trademarks or applications pending.

Government Regulation and Industry Standards

We believe that our business is not subject to material regulation under the laws of the United States or any of the states in which we plan to sell our products.  Laws and regulations often differ materially between states and within individual states such laws and regulations are subject to amendment and reinterpretation by the agencies charged with their enforcement.  If we become subject to any licensing or regulatory requirements, the failure to comply with any such requirements could lead to a revocation, suspension or loss of licensing status, termination of contracts and legal and administrative enforcement actions.  We cannot be sure that a review of our current and proposed operations will not result in a determination that could materially and adversely affect our business, results of operations and financial condition.  Moreover, regulatory requirements are subject to change from time to time and may in the future become more restrictive, thereby making compliance more difficult or expensive or otherwise affecting or restricting our ability to conduct our business as now conducted or proposed to be conducted.

Employees

As of September 28, 2011, we had one employee, our founder and president, Ms. Jones. During calendar year ending December 31, 2011 and into 2012, Ms. Jones will devote at least five hours a week to us and may increase the number of hours as necessary. We will also use independent contractors and consultants to assist in many aspects of our business on an as needed basis pending financial resources being available. We will continue to use independent contractors and consultants until, if ever, we receive sufficient funding to hire additional employees. Even then, we will principally rely on independent contractors for substantially all of our technical and manufacturing needs.

There is no written employment contract or agreement. Currently, we are not actively seeking additional employees or the engaging of consultants. This will change in the event that we are able to secure financing through equity or loans to the Company.

Property

Our office and mailing address is 3272 Reynard Way, San Diego, CA 92103. The space is provided to us by Ms. Jones. Ms. Jones incurs no incremental costs as a result of our using the space. Therefore, she does not charge us for its use. There is no written lease agreement.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Anna C. Jones	35	President, CEO, principal executive officer, treasurer, chairman, principal financial officer and principal accounting officer

Anna Celeste Jones – founded the Company in June 2011. Ms. Jones through various family members over the past two decades has been exposed to the world of herbology; which began early in her upbringing as well as being taught about effective facial creams, sports balms and tinctures and their development.  Ms. Jones has studied physiology, rehabilitation, nutrition and derma-care through a variety of programs available in Southern California. Ms. Jones currently works as a special cases manager with Work Comp Medical Services, Inc., a physicians scheduling and billing company based in San Diego. She has been with this organization for more than ten years. Ms. Jones is a self trained entrepreneur who has been involved with several projects and programs that have focused on internal as well as external processes that support healthy skin, which provides significant research for local universities. Ms. Jones has not held any executive positions in any public company nor does Ms. Jones have any accounting, financial reporting or legal education or experience that would be necessary as the business grows.

Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

No member of management will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Currently we have only one officer and one director (both of whom are the same person), and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

In an effort to resolve potential conflicts of interest, we have entered into a written agreement with Ms. Jones specifying that any business opportunities that she may become aware of independently or directly through her association with us (as opposed to disclosure to her of such business opportunities by management or consultants associated with other entities) would be presented by her solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Code of Business Conduct and Ethics

In June 2011 we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

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honest and ethical conduct,

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full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

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compliance with applicable laws, rules and regulations,

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the prompt reporting violation of the code, and

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accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as Exhibit 14.1 to our Registration Statement of which this prospectus is a part.

Board of Directors

All directors will hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Our current directors’ term of office expires on June 30, 2012. All officers are appointed annually by the board of directors, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

As long as we have no additional directors besides our Chief Executive Officer and Chairman, all votes on issues are resolved in favor of the chairman’s vote.

Involvement in Certain Legal Proceedings

Except as described below, during the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of BMI:

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had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which she was a general partner at or within two years before the time of such filing, or any corporation or business association of which she was an executive officer at or within two years before the time of such filing;

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was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

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was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining her from or otherwise limiting her involvement in any of the following activities:

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acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

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engaging in any type of business practice; or

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engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

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was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

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was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the BMI board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

All directors will be reimbursed by BMI for any expenses incurred in attending directors' meetings provided that BMI has the resources to pay these fees. BMI will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Summary Executive Compensation Table

The following table shows, for the period from June 24, 2011 (inception) to June 30, 2011, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
[1] Anna C. Jones CEO, CFO and Director	2011	-	-	-	-	-	-	5,000	5,000

There is no formal employment arrangement with Ms. Jones at this time. Ms. Jones’s compensation has not been fixed or based on any percentage calculations. She will make all decisions determining the amount and timing of her compensation and, for the immediate future, will receive the level of compensation each month that permits us to meet our obligations. Ms. Jones’s compensation amounts will be formalized if and when her annual compensation exceeds $150,000.

1Ms. Jones received 5,000,000 shares of common stock of the Company for organizational services which was valued at $5,000. The Company does not intend on issuing any additional shares to Ms. Jones for organizational services or for her activities as a director.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of stock, option awards or other plan-based awards during the period ended June 30, 2011. The Company has no activity with respect to these awards.

Options Exercised and Stock Vested Table

None of our named executive officers exercised any stock options, and no restricted stock units if any, held by our named executive officers vested during the period ended June 30, 2011. The Company has no activity with respect to these awards.

Outstanding Equity Awards at Fiscal Year-End Table

None of our named executive officers had any outstanding stock or option awards as of June 30, 2011 that would be compensatory to the officer. The Company has not issued any awards to its named executive officers. The Company and its Board of Directors may grant awards as it sees fit to its employees as well as key consultants.

PRINCIPAL SHAREHOLDERS

As of September 28, 2011 we had 7,500,000 shares of common stock outstanding which are held by one shareholder. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of September 28, 2011; of all directors and executive officers of BMI; and of our directors and officers as a group.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(a)	Amount of Beneficial Ownership(b)	Percent of Class
			Before Offering	After Offering(d)
Common	Anna C. Jones (c)	7,500,000	100.00%	75.00%

	All Directors and Officers as a group (1 person)	7,500,000	100.00%	75.00%

(a) The address for purposes of this table is the Company’s address which is 3272 Reynard Way, San Diego, California, 92103.

(b) Unless otherwise indicated, BMI believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(c) Ms. Jones received 2,500,000 shares for selling the product formulas and products samples to the Company on June 27, 2011. These product formulas are critical to our business.

(d) Assumes the sale of the maximum amount of this offering (2,500,000 shares of common stock). The aggregate amount of shares to be issued and outstanding after the offering would be 10,000,000 based upon such assumption.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The only promoters of BMI are Ms. Jones, our chief executive officer, president and principal financial officer, and Gary B. Wolff, P.C., the Company’s securities counsel by virtue of the fact that Mr. Wolff’s firm is effectively financing this offering as a result of their fee arrangement set forth in Exhibit 10.1 to this registration statement.

Our office and mailing address is 3272 Reynard Way, San Diego, CA 92103. The space is provided to us by Ms. Jones. Ms. Jones incurs no incremental costs as a result of our using the space. Therefore, she does not charge us for its use. There is no written lease agreement.

The Company issued 5,000,000 shares of its common stock to its President, Chief Executive Officer and Chief Financial Officer in exchange for organizational services incurred upon incorporation in June 2011. These services were valued at $5,000.

Ms. Jones developed our formulas. Ms. Jones received 2,500,000 shares of our common stock for selling the product formulas and product samples to us. The value of the product formulas and product samples we purchased was $2,500 which approximates the cost incurred in developing the various formulas.

BMI entered into an agreement with our legal counsel in order to seek assistance in lending funds to us if necessary (Exhibit 10.1) to cover our expenses. No amounts were outstanding under this agreement as of June 30, 2011. A summary of Exhibit 10.1 may be found in the “Management’s Discussion and Analysis or Plan of Operation” section of this prospectus. Exhibit 10.1 is filed as part of our registration statement of which this prospectus is a part.

DESCRIPTION OF CAPITAL STOCK

Introduction

We were incorporated under the laws of the State of Nevada on June 24, 2011. BMI is authorized to issue 100,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

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the number of shares and the designation of the series;

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whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

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whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

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whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

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whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

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the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock. There are 7,500,000 shares of our common stock issued and outstanding at September 28, 2011 held by one shareholder, our President. Holders of our common stock:

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have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

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are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

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do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

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are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See also Plan of Distribution regarding negative implications of being classified as a “Penny Stock.”

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock. There are no shares of our preferred stock issued and outstanding at June 30, 2011. The preferred stock is blank check and may have various provisions placed upon them by the board of directors.

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock (and/or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law described below create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Dissenters' Rights. Among the rights granted under Nevada law which might be considered material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Nevada Revised Statutes ("NRS") 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Nevada law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

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listed on a national securities exchange,

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included in the national market system by the Financial Industry Regulator Authority (FINRA), or

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held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights. Nevada law also specifies that shareholders are to have the right to inspect company records (see NRS 78.105). This right extends to any person who has been a shareholder of record for at least six months immediately preceding his or her demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

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the articles of incorporation, and all amendments thereto,

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bylaws and all amendments thereto; and

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a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Nevada law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Control Share Acquisitions. Sections 78.378 to 78.3793 of Nevada law contain provisions that may prevent any person acquiring a controlling interest in a Nevada-registered company from exercising voting rights. To the extent that these rights support the voting power of minority shareholders, these rights may also be deemed material. These provisions will be applicable to us as soon as we have 200 shareholders of record with at least 100 of these having addresses in Nevada as reflected on our stock ledger. While we do not yet have the required number of shareholders in Nevada or elsewhere, it is possible that at some future point we will reach these numbers and, accordingly, these provisions will become applicable. We do not intend to notify shareholders when we have reached the number of shareholders specified under these provisions of Nevada law. Shareholders can learn this information pursuant to the inspection rights described above and can see the approximate number of our shareholders by checking under Item 5 of our annual reports on Form 10-K. This form is filed with the Securities and Exchange Commission within 90 days of the close of each fiscal year hereafter. You can view these and our other filings at www.sec.gov in the "EDGAR" database.

Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in company shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested shareholders at a special shareholders' meeting held upon the request and at the expense of the acquiring person. If the acquiring person's shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and we must comply with the demand. An "acquiring person" means any person who, individually or acting with others, acquires or offers to acquire, directly or indirectly, a controlling interest in our shares. "Controlling interest" means the ownership of our outstanding voting shares sufficient to enable the acquiring person, individually or acting with others, directly or indirectly, to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of our shares in the election of our directors. Voting rights must be given by a majority of our disinterested shareholders as each threshold is reached or exceeded. "Control shares" means the company's outstanding voting shares that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person becomes an acquiring person.

These Nevada statutes do not apply if a company's articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that these provisions do not apply.

According to NRS 78.378, the provisions referred to above will not restrict our directors from taking action to protect the interests of our Company and its shareholders, including without limitation, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power. Likewise, these provisions do not prevent directors or shareholders from including stricter requirements in our articles of incorporation or bylaws relating to the acquisition of a controlling interest in the Company.

Our articles of incorporation and bylaws do not exclude us from the restrictions imposed by NRS 78.378 to 78.3793, nor do they impose any more stringent requirements.

Certain Business Combinations. Sections 78.411 to 78.444 of the Nevada law may restrict our ability to engage in a wide variety of transactions with an "interested shareholder." As was discussed above in connection with NRS 78.378 to 78.3793, these provisions could be considered material to our shareholders, particularly to minority shareholders. They might also have the effect of delaying or making more difficult acquisitions of our stock or changes in our control. These sections of NRS are applicable to any Nevada company with 200 or more stockholders of record and that has a class of securities registered under Section 12 of the 1934 Securities Exchange Act, unless the company's articles of incorporation provide otherwise. By this registration statement, we are not registering our common stock under Section 12(g) of the Exchange Act. Accordingly, upon the effectiveness of this registration statement on Form S-1 we will not be subject to these statutes.

These provisions of Nevada law prohibit us from engaging in any "combination" with an interested stockholder for three years after the interested stockholder acquired the shares that cause him/her to become an interested shareholder, unless she had prior approval of our board of directors. The term "combination" is described in NRS 78.416 and includes, among other things, mergers, sales or purchases of assets, and issuances or reclassifications of securities. If the combination did not have prior approval, the interested shareholder may proceed after the three-year period only if the shareholder receives approval from a majority of our disinterested shares or the offer meets the requirements for fairness that are specified in NRS 78.441-42. For the above provisions, "resident domestic corporation" means a Nevada corporation that has 200 or more shareholders. An "interested stockholder" is defined in NSR 78.423 as someone who is either:

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the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding voting shares; or

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our affiliate or associate and who within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding shares at that time.

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Company, 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. A market maker has agreed to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. In the absence of quotation or listing, no market is available for investors in our common stock to sell their shares. We cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading.

If the shares of our common stock ever become tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a direct primary basis utilizing the efforts of Ms. Jones, president of the Company. Potential investors include, but are not limited to, family, friends and acquaintances of Ms. Jones. The intended methods of communication include, without limitation, telephone calls and personal contact. In her endeavors to sell this offering, Ms. Jones will not use any mass advertising methods such as the internet or print media.

Funds received by the sales agent in connection with sales of our securities will be transmitted immediately into an escrow account. There can be no assurance that all, or any, of the shares will be sold.

Ms. Jones will not receive commissions for any sales originated on our behalf. We believe that Ms. Jones is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Ms. Jones:

1.

Is not subject to a statutory disqualification, as that term is defined in Section 3(a) 39 of the Act, at the time of her participation;

a.

Is not to be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

b.

Is not an associated person of a broker or dealer; and

c.

Meets the conditions of the following:

i.

Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

ii.

Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

iii.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a rule 415 registration

No officers or directors of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The proceeds from the sale of the shares in this offering will be payable to Gary B. Wolff, P.C. – Escrow Account. ("Escrow Account") and will be deposited in a noninterest-bearing bank account until the offering is completed. Failure to do so will result in checks being returned to the investor who submitted the check. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable (except as to any states that require a statutory cooling-off period or rescission right). All subscription funds will be held in the Escrow Account pending closing, and no funds shall be released to BMI until the offering is completed. Thereafter, the escrow agreement shall terminate.

Investors can purchase common stock in this offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1 to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

Any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

 Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it difficult to dispose of the Company’s securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide BMI with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a "shell" at the time of application.

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and shell company is not a bar to such listing), secondary trading can occur in these states without further action.

Upon effectiveness of this Prospectus, the Company intends to consider (but may not) becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont. The Company may, at its own cost, make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filings its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 488 Madison Avenue, Suite 1100, New York, New York 10022.

EXPERTS

The financial statements of BMI as of June 30, 2011 and for the period June 24, 2011 (inception) to June 30, 2011 included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of PLS CPA, a Professional Corporation given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

As of effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (of which we have no current plans to file but may consider doing so in the future). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited.

You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

B-Maven, Inc.

3272 Reynard Way

San Diego, CA 92103

619-846-4614

B-MAVEN, INC.

(a Development Stage Company)

June 30, 2011

PLS CPA, A PROFESSIONAL CORP.

t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 433-2979t

t E-MAIL changgpark@gmail.comt

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

B-Maven, Inc.

We have audited the accompanying balance sheet of B-Maven, Inc. (A Development Stage “Company”) as of June 30, 2011 and the related statements of operations, changes in shareholders’ equity and cash flows for the period from June 24, 2011 (inception) to June 30, 2011. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of B-Maven, Inc. as of June 30, 2011, and the result of its operations and its cash flows for the period from June 24, 2011 (inception) to June 30, 2011 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/PLS CPA

PLS CPA, A Professional Corp.

August 17, 2011

San Diego, CA. 92111

Registered with the Public Company Accounting Oversight Board

B-MAVEN, INC.

(a Development Stage Company)

Balance Sheet

June 30, 2011

ASSETS

CURRENT ASSETS:
Cash	$-

OTHER ASSETS:
Intangible asset – Product formulas	2,500
TOTAL ASSETS	$2,500

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accrued expenses	$665
TOTAL LIABILITIES	665

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued or outstanding	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 7,500,000 shares issued and outstanding	7,500
Deferred offering costs	-
Deficit accumulated during development stage	(5,665)
TOTAL STOCKHOLDERS’ EQUITY	1,835

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,500

See notes to the financial statements.

B-MAVEN, INC.

(a Development Stage Company)

Statement of Operations

For the Period June 24, 2011 (inception) through June 30, 2011

Revenue	$-

Expenses:
Organization expenses	5,665

Loss before provision for income taxes	5,665

Provision for income tax	-

Net loss	$(5,665)

Basic and diluted loss per share	$(0.00)

Weighted average common shares outstanding - basic and diluted	4,285,714

See notes to the financial statements.

B-MAVEN, INC.

(a Development Stage Company)

Statement of Stockholders’ Equity

	Common Stock	Common Stock Amount	Additional Paid-in-capital	Deferred Offering Costs	Retained Deficit	Total
Balance - June 24, 2011 (date of inception)	-	$-	$-	$-	$-	$-
Shares issued for organizational costs on June 27, 2011	5,000,000	5,000	-	-	-	5,000
Shares issued to acquire product formula and samples on June 27, 2011	2,500,000	2,500	-	-	-	2,500
Net loss	-	-	-	-	(5,665)	(5,665)
Balance - June 30, 2011	7,500,000	$7,500	$-	$-	$(5,665)	$1,835

See notes to the financial statements.

B-MAVEN, INC.

(a Development Stage Company)

Statement of Cash Flows

For the Period June 24, 2011 (inception) through June 30, 2011

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(5,665)
Accrued expenses, increase in	665
Shares issued for organizational expense	5,000
Net Cash Provided by Operating Activities	-
CASH FLOW FROM FINANCING ACTIVITIES	-
CASH FLOW FROM INVESTING ACTIVITIES	-
CHANGE IN CASH	-
CASH AT BEGINNING OF PERIOD	-
CASH AT END OF PERIOD	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for:
Interest	$-
Income taxes	$-
Non-cash investing and financing activities:
Stock issuance for acquiring formulas and product samples	$2,500

See notes to the financial statements.

B-MAVEN, INC.

(a Development Stage Company)

Notes to the Financial Statements

June 30, 2011

NOTE 1 – ORGANIZATION

B-Maven, Inc. (the Company) was incorporated under the laws of the State of Nevada on June 24, 2011. The Company issued 5,000,000 shares of its common stock to its founder at inception in exchange for organizational costs incurred upon incorporation. Following its formation, the Company issued 2,500,000 shares of its common stock to our founder, as consideration for the purchase of product formulas and additional product samples. Our founder paid approximately $2,500 for product formulas and other product materials to develop further formulas. The acquisition was valued at $2,500.

The Company plans to be engaged in the business of developing, manufacturing, marketing and selling of a collection of cosmetic products, a skin care line combining science with nature to form an advanced beauty treatment. The Company owns the rights to its intellectual property, E-Scentual, an anti-aging formula that is the main ingredient in the E-Scentual Skin Care Collection.

The Company has not generated revenues from its planned principal operations and is considered a development stage company as that term is defined by Financial Accounting Standard Board ("FASB") Accounting Standards Codification ("ASC") 915, Development Stage Entities.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a June 30, year-end.

b. Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

c. Stock-based Compensation

The Company follows ASC 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

d. Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.  The Company has adopted the provisions of ASC 260.

e. Earnings (Loss) per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

f. Income Taxes

Income taxes are provided in accordance with ASC 740, Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results  from  the net  change  during  the  year of  deferred  tax  assets  and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

No provision was made for Federal income tax.

g. Advertising

Advertising will be expensed in the period in which it is incurred. There has been no advertising expense in the reporting period presented.

h. Intangible assets

Intangible assets with finite lives are amortized over their estimated useful life. The Company monitors conditions related to these assets to determine whether events and circumstances warrant a revision to the remaining amortization period. The Company tests its intangible assets with finite lives for potential impairment whenever management concludes events or changes in circumstances indicate that the carrying amount may not be recoverable. The original estimate of an asset's useful life and the impact of an event or circumstance on either an asset's useful life or carrying value involve significant judgment/

i. Recently Issued Accounting Pronouncements

In April 2010, new accounting guidance was issued for the milestone method of revenue recognition. Under the new guidance, an entity can recognize revenue from consideration that is contingent upon achievement of a milestone in the period in which the milestone is achieved only if the milestone meets all criteria to be considered substantive. This guidance is effective prospectively for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The Company adopted the provisions of this guidance which does not have a material impact on its financial statements.

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09, Amendments to Certain Recognition and Disclosure Requirements (“ASU 2010-09”), which is included in the FASB Accounting Standards Codification (the “ASC”) Topic 855 Subsequent Events.  ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued.  ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.” This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs). This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and require disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs. The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the roll-forward activity of Level 3 fair value measurements. Those disclosure requirements are effective for fiscal years ending after December 31, 2010. The Company does not believe the adoption of this guidance will have a material impact to its financial statements. Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants or the SEC have a material impact on the Company’s present or future financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC.  ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place.  The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company had negative working capital of $665 and a deficit accumulated during the development stage of $5,665 at June 30, 2011.  As of June 30, 2011, it had not generated any revenue and had no committed sources of capital or financing.

While the Company is attempting to generate revenues from product formulas, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management believes that the actions presently being taken to further implement its business plan and generate additional products and revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to realize revenues and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – SHARE CAPITAL

The Company is authorized to issue 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. The Company issued 5,000,000 shares of its common stock to its incorporator, chief executive officer and president for organization costs/services. These services were valued at $5,000. Following its formation, the Company issued 2,500,000 shares of our common stock to our incorporator, chief executive officer and president, as consideration for the purchase of various product formulas and sample products. This individual paid approximately $2,500 in product purchases and labor costs to develop the formulas. The acquisition of the formulas and sample products was valued at $2,500.

At June 30, 2011, there are 7,500,000 shares of common stock issued and outstanding.

NOTE 5 – COMMITMENTS

The Company is obligated to certain professionals for costs related to its direct public offering. The Company’s in its capacity is solely obligated for these fees.

NOTE 6 – INCOME TAXES

As of June 30, 2011, the Company had net operating loss carry forwards of $5,665 that may be available to reduce future years’ taxable income through 2030.

As of June 30, 2011

Deferred tax assets:
Net operating tax carryforwards	$2,209
Other	-
Gross deferred tax assets	2,209
Valuation allowance	(2,209)

Net deferred tax assets	$-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7 - SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events occurring after June 30, 2011 through August 17, 2011. During this period, the Company did not have any material recognizable subsequent events that required disclosure in these financial statements.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________, 2012 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

2,500,000 Shares

B-Maven, Inc.

Common Stock

PROSPECTUS

__, 2011

TABLE OF CONTENTS

SUMMARY FINANCIAL DATA

6

RISK FACTORS

6

USE OF PROCEEDS

16

THE OFFERING

17

DETERMINATION OF OFFERING PRICE

18

DILUTION

19

DIVIDEND POLICY

20

MARKET FOR SECURITIES

20

NOTE REGARDING FORWARD-LOOKING STATEMENTS

22

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

22

BUSINESS

22

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

30

PRINCIPAL SHAREHOLDERS

33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

33

DESCRIPTION OF CAPITAL STOCK

34

PLAN OF DISTRIBUTION

37

LEGAL MATTERS

41

EXPERTS

41

WHERE YOU CAN FIND MORE INFORMATION

42

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$2.91
NASD filing fee	100.00
*Accounting fees and expenses	5,000.00
*Legal fees and expenses	60,000.00
*Transfer agent fees	2,500.00
*Blue Sky fees and expenses	5,000.00
*Miscellaneous expenses	2,397.09

Total	$75,000.00

*Indicates expenses that have been estimated for filing purposes.

ITEM 14

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has a provision in its Certificate of Incorporation at Article XI thereof providing for indemnification of its officers and directors as follows.

Our Articles of Incorporation at Article XI provide for indemnification as follows: "No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer: (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification."

 Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15

RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form S-1, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs.

Of the 7,500,000 outstanding shares, 5,000,000 were issued to Ms. Jones, the Company’s president upon our incorporation in Nevada in June 2011 in exchange for organizational services incurred upon incorporation. Following its formation, the Company issued 2,500,000 shares of its common stock to Ms. Jones, as consideration for her formulas and product materials.

The foregoing issuances of securities were affected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, (the “Act”) as amended.

 Notwithstanding being accredited all security holders were provided with a final pre-filing copy of the Company’s Registration Statement and acknowledged having read and reviewed same and having no further questions with respect to their respective investments.

ITEM 16

EXHIBITS

*3.1	Articles of Incorporation
*3.2	By-Laws
*5.1	Opinion of Gary B. Wolff, P.C.
*10.1	Agreement between B-Maven, Inc., and its counsel
*10.2	Agreement regarding Conflict of Interest
*14.1	Code of Ethics
*23.1	Consent of PLS CPA, a professional corporation
23.1a	Consent of PLS CPA, a professional corporation
*23.2	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)
23.2a	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)
*99.1	Copy of Subscription Agreement
*99.2	Escrow Agreement

*Filed with initial filing

Exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 17

UNDERTAKINGS

a.

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.

Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California on the 28th day of September, 2011

B-MAVEN, INC.

/s/ Anna C. Jones
By: Anna C. Jones, President, CEO, Principal Executive Officer, Treasurer, Chairman, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date

/s/ Anna C. Jones		September 28, 2011
By: Anna C. Jones Chief Executive Officer	President, CEO, Principal Executive Officer, Treasurer, Chairman, Principal Financial Officer and Principal Accounting Officer